UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 1, 2016

ScanSource, Inc.

(Exact name of Registrant as specified in its charter)

South Carolina	000-26926	57-0965380
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6 Logue Court, Greenville, South Carolina 29615

(Address, Including Zip Code, of Principal Executive Offices)

(864) 288-2432

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

ScanSource, Inc. (the “Company”) held its annual meeting of the shareholders on December 1, 2016 (the “Annual Meeting”). At the Annual Meeting, each of the six director nominees was elected and received greater than 95.93% approval of votes cast, the Company’s executive compensation program was approved, on an advisory basis, with 95.38% approval of votes cast, and the appointment of Grant Thornton LLP as the Company’s independent auditors for fiscal 2017 was ratified with 99.93% approval of votes cast. The Company received proxies representing 23,893,786 shares of common stock, totaling 94.97% of its issued and outstanding shares of common stock as of the record date. Each of the following proposals were voted on at the Annual Meeting and are described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 19, 2016, and the results of the voting are presented below.

Election of Directors

The Company’s shareholders approved the slate of directors consisting of six members to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified, based on the following final voting results:

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Steven R. Fischer	22,143,077	939,658	811,051
Michael L. Baur	22,805,778	276,957	811,051
Peter C. Browning	22,683,019	399,716	811,051
Michael J. Grainger	22,719,358	363,377	811,051
John P. Reilly	22,674,853	407,882	811,051
Charles R. Whitchurch	22,766,276	316,459	811,051

Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers

The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers, based on the following final voting results:

For	Against	Abstain	Broker Non-Votes
22,015,383	1,054,137	13,215	811,051

Advisory Vote to Ratify Grant Thornton LLP as the Independent Auditors for Fiscal 2017

The Company’s shareholders ratified the appointment of Grant Thornton LLP as the Company’s independent auditors for fiscal 2017, based on the following final voting results:

For	Against	Abstain	Broker Non-Votes
23,876,462	14,213	3,111	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ScanSource, Inc.

Date: December 1, 2016	By:	/s/ John J. Ellsworth

	Name:	John J. Ellsworth
	Its:	General Counsel and Executive Vice President